Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-228524, 333-275428 and 333-282430) on Form S-8 of Capital Bancorp, Inc. of our report dated March 17, 2025 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Capital Bancorp, Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ Elliott Davis, PLLC

Raleigh, North Carolina

March 17, 2025